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                                                                    EXHIBIT 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-4 (333-75849) of Oxford Automotive, Inc. of our report dated June 11, 1998 relating to the financial statements of the Suspension Division of Eaton Corporation as of and for the year ended December 31, 1997, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICEWATERHOUSECOOPERS LLP
Bloomfield Hills, Michigan
April 26, 1999